Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated March 14, 2017, relating to the consolidated financial statements of Intercloud Systems, Inc., appearing in the entity’s Annual Report on Form 10-K for the year ended December 31, 2016.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

WithumSmith+Brown, PC

East Brunswick, New Jersey

March 13, 2018